Exhibit 10.16

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made and delivered, by and among SMG INDUSTRIES, INC., a Texas corporation (“Borrower” and “Grantor”, whether one or more, jointly and severally), 5J OIL FIELD SERVICES, LLC, a Texas limited liability company, and 5J TRUCKING, LLC, a Texas limited liability company, (“Guarantor”, whether one or more, jointly and severally), and AMERISOURCE LEASING CORPORATION, a Texas corporation (“Lender”) in connection with a loan from Lender to Borrower in the principal amount of $1,600,000.00 (the “Note”, together with all documents executed in connection therewith being the “Loan Documents”; each Borrower and Guarantor being referred to herein as a “Loan Party”).

For and in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Loan Parties and Lender agree as follows:

ARTICLE I. LOAN TERMS

1.01       Definitions. Terms that are used herein but not readily defined are as defined in the Definitions section at the end of this Agreement, or in the Note itself.

1.02       Permitted Use. Lender and Borrower agree that the proceeds of the Note are to be used for the purpose of paying amounts due (in whole or in part) of the loans referenced on Annex B attached hereto, and for other general working capital purposes (the “Permitted Use”).

1.03       Collateral. The Note shall be secured by all personal property of the Borrower and the Guarantors.

1.04       Conditions to Lender’s Obligations. Notwithstanding anything contained to the contrary in the Note, this Agreement or in any of the other Loan Documents, Lender shall have no liability or obligation under this Agreement, the Note, or any of the other Loan Documents until the following matters are received, reviewed by Lender and completed or resolved to the satisfaction of Lender:

A.	Borrower shall issue 2,400,000 shares of restricted common stock of the Borrower (the “Stock”) which is one hundred and fifty percent (150%) of the Note value and any future increases in the Note amount hereunder shall include an issuance at this same ratio. Guarantor’s Stock is traded on the OTCQB (Venture Market). As such, the additional restrictions apply:

To the extent allowed by law, and only after the Maturity Date of the Note, Borrower will, at the request of Lender (or any participant in the Note) remove the sale restrictions on the Stock made through the issuance of the Note. The Stock issuable under this Agreement may be assigned to participants of the Note, but otherwise may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.5 and who is an Accredited Investor as the term Accredited Investor is defined in Rule 501 of Regulation D, promulgated under the Act.  Subject to the removal provisions set forth below, until such time as the Stock issuable hereunder has been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Stock issuable hereunder that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

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“NEITHER THE ISSUANCE OR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE LENDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

B.	Borrower shall pay Lender a yearly fee of 1% of the Note amount (“Management Fee”) for managing the Note and any participants to the Note with the 1st year’s fee collected out of proceeds at funding and each subsequent annual Management Fee collected on the anniversary date of the Note.

C.	Lender shall have received fully executed and complete Loan Documents.

D.	Lender ) in its sole discretion shall be entitled to nominate 3 individual(s)and the Company shall appoint said nominees unless in Company’s reasonable determination they find a criminal/ethical issue or conflict-of-interest issue with Lender’s nominee to serve as a voting member of the Board of Directors of Borrower at all times during the existence of Borrower and while it holds any of the Stock of Borrower (and not simply during the term of the Note); Lender may delegate this appointment power to select participants in the Note.

E.	The Note shall also provide that amounts due thereunder may be converted to additional Common Stock at $0.25 per share at any time during the term of Note, by Lender or its Participant(s) on a pro rata basis, as further described and restricted in the Note.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

Each Loan Party respectively represents, and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement and so long as the Note remains unpaid and outstanding under any Loan Document, as follows:

2.01       Due Authorization. Each Loan Party has all requisite power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party or is otherwise bound, all of which have been duly authorized by all necessary action, and are not in contravention of law or the terms of any Loan Party’s organizational or other governing documents.

2.02       Title to Assets. Each Loan Party has good title to all assets purported to be owned by it, including those assets identified on the financial statements most recently delivered by Borrower to Lender, and any asset serving as collateral to secure the Notes assigned by Guarantor to Lender as described above.

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2.03       Encumbrances. There are no security interests or other Liens or encumbrances on, and no financing statements on file with respect to, any of the Collateral of any Loan Party, except for Permitted Encumbrances.

2.04       Non-contravention. The execution, delivery and performance by each Loan Party of the Loan Documents to which such Loan Party is a party or otherwise bound, are not in contravention of the terms of any indenture, agreement or undertaking to which any such Loan Party is a party or by which it is bound, except to the extent that such terms have been waived or that failure to comply with any such terms would not have a Material Adverse Effect.

2.05       Actions, Suits, Litigation or Proceedings. Except as is disclosed on Annex ‘C’, there are no actions, suits, litigation or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental authority, pending, or, to the best knowledge of Borrower and Guarantor, threatened against or affecting any Loan Party, which, if adversely determined, could materially impair the right of any Loan Party to carry on its business substantially as now conducted or could have a Material Adverse Effect. No Loan Party is under investigation by, or is operating under any restrictions imposed by, any governmental authority.

2.06       Bankruptcy. No Loan Party is involved as a debtor or obligor in any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or litigation proceeding, and to the best knowledge of Borrower, no such proceeding is contemplated by or threatened against any Loan Party.

2.07       Accuracy of Information. All financial statements previously furnished to Lender have been prepared in accordance with the Required Accounting Method and fairly present the financial condition of Borrower and, the results of Borrower’s operations as of the dates and for the periods covered thereby; and since the date(s) of said financial statements, there has been no material adverse change in the financial condition of Borrower or any other person covered by such financial statements. Each Loan Party is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and no Loan Party will be rendered insolvent, under- capitalized or unable to pay debts generally as they become due by the execution or performance of any Loan Document to which it is a party or by which it is otherwise bound.

2.08       Enforceability of Agreement and Loan Documents. Each Loan Document has been duly executed and delivered by duly authorized officer(s) or other representative(s) of each respective applicable Loan Party, and constitutes the valid and binding obligations of each such respective executing Loan Party, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors rights generally at the time in effect.

ARTICLE III. AFFIRMATIVE COVENANTS

Each Loan Party respectively covenants and agrees that, until the Note is fully discharged and terminated, and thereafter, so long as any Indebtedness remains outstanding, each such Loan Party will, and, as applicable, it will cause each Loan Party who is within its control or under common control to:

3.01       Preservation of Existence, Payment of Taxes. Preserve and maintain its existence and preserve and maintain such of its rights, licenses, permits, franchise agreements, branding agreements and privileges as are material to the business and operations conducted by it; qualify and remain qualified to do business in each jurisdiction in which such qualification is material to its business and operations or ownership of its properties. File, on or before their respective due dates, all federal, state, local and foreign tax returns which are required to be filed, or obtain extensions for filing such tax returns, and pay all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, except to the extent such tax payments are being actively and diligently contested in good faith by appropriate proceedings.

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3.02       Keeping of Books. Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements prepared in accordance with the Required Accounting Method; and permit Lender, or its representatives, at reasonable times and intervals, at Borrower’s cost and expense, to examine its books and records and to discuss its financial matters with its officers, employees and independent certified public accountants.

3.03       Reporting Requirements. Furnish to Lender, or cause to be furnished to Lender, its financial statements and reports of each applicable Loan Party, as reasonably requested from time to time.

3.04       Errors and Omissions. In the event any of the Loan Documents contains any typographical errors or misstate or inaccurately reflect the true and correct terms and provisions of the Loan and said misstatement or inaccuracy is due to unilateral mistake on the part of Lender, mutual mistake on the part of the Lender and any Loan Party or simple clerical error, or if any essential documents are not included with the legal instruments which evidence, secure or guarantee the Loan, or if through error, oversight or omission of Lender or any third party there exists an error or omission in any documentation arising, existing, or created by or in connection with any aspect of Lender’s underwriting, processing, documenting or the closing the Loan, or if any deficiency in any such documentation exists with respect to any requirements of any present or future actual investor in the Loan, or if any of the Loan Documents, signed by any Loan Party is lost, misplaced, transferred by mistake or error, damaged or destroyed before the Loan is paid in full, or if any of the Loan Documents contains blanks or incomplete dates or recording references then in any such event, each Loan Party hereby agrees that, upon request by Lender, and in order to correct such error, misstatement, inaccuracy, deficiency or omission, each Loan Party shall execute such new, additional or replacement documents and instruments and initial such corrected original documents and take such steps as Lender may deem necessary to remedy said error, misstatement, inaccuracy, deficiency or omission, and in any event, Lender is hereby expressly authorized as a matter of convenience to complete or correct any erroneous or inconsistent blanks, dates and recording references in the Loan Documents.

ARTICLE IV. EVENTS OF DEFAULT

4.01       Events of Default. The occurrence or existence of any of the following conditions or events shall constitute an “Event of Default” hereunder; (a) breach of any representation or warranty contained in this Agreement or any other Loan Document or default in the observance or performance of any of the other conditions, covenants or agreements of any Loan Party set forth in this Agreement or any other Loan Document; (b) any default or event of default, as the case may be, shall occur under any other Loan Document or any other agreement with Lender, including that one certain Revolving Accounts Receivable Assignment and Term Loan Financing and Security Agreement of Guarantors dated on or about of even date herewith, and shall continue beyond the applicable grace period, if any; (c) any change in the management, ownership or control of Borrower or any Guarantor, whether by reason of incapacity, death, resignation, termination or otherwise which, in Lender’s sole judgment, could become a Material Adverse Effect; and (d) if, during the loan application process, Borrower, Guarantor or any persons or entities acting at the direction thereof or with Borrower’s or Guarantor’s knowledge or consent gave materially false, misleading, or inaccurate information or statements to Lender (or failed to provide Lender with material information) in connection with the Indebtedness.

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4.02       Remedies Upon Event of Default. Upon the occurrence and at any time during the existence or continuance of any Event of Default that has not been cured within any applicable cure period, but without impairing or otherwise limiting the Lender’s right to demand payment of all or any portion of the Indebtedness which is payable on demand, at Lender’s option, lender may give notice to Borrower declaring all or any portion of the Indebtedness remaining unpaid and outstanding, whether under the notes evidencing the Indebtedness or otherwise, to be due and payable in full without presentation, demand, protest, notice of dishonor, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, whereupon all such Indebtedness shall immediately become due and payable. Furthermore, upon the occurrence of a Default or Event of Default and at any time during the existence or continuance of any Default or Event of Default that has not been cured within any applicable cure period, but without impairing or otherwise limiting the right of Lender, if reserved under any Loan Document, to make or withhold financial accommodations at its discretion, to the extent not yet disbursed, any commitment by Lender to make any further loans, if applicable, including under the Guarantor’s Revolving Accounts Receivable Assignment and Term Loan Financing and Security Agreement. The foregoing rights and remedies are in addition to any other rights, remedies and privileges Lender may otherwise have or which may be available to it, whether under this Agreement, any other Loan Document, by law, or otherwise including self-help remedies to foreclosure or realize upon any collateral securing the Note.

4.03       Setoff. In addition to any other rights or remedies of Lender under any Loan Document, by law or otherwise, upon the occurrence and during the continuance or existence of any Event of Default that has not been cured within any applicable cure period, Lender may, at any time and from time to time, without notice to Borrower (any requirements for such notice being expressly waived by Borrower), setoff and apply against any or all of the Indebtedness (whether or not then due), in any manner and in any order of preference which the Lender, in its sole discretion, chooses any or all deposits (including any reserve account under the Guarantor’s receivables financing credit facility, or any other general or special, time or demand, provisional or final deposit) at any time held by Borrower (whether owned outright or held with a third party) and other indebtedness at any time owing by Lender to or for the credit or for the account of Borrower, and any property of Borrower, from time to time in possession or control of Lender, irrespective of whether or not Lender shall have made any demand hereunder or for payment of the Indebtedness and although such obligations may be contingent or unmatured, regardless of whether any Collateral then held by Lender is adequate to cover the Indebtedness and regardless of whether the exercise of such right of set-off results in loss of interest or other penalty under the terms of the certificate of deposit or account agreement. The rights of Lender under this Section are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Lender may otherwise have. Borrower and Guarantor’s hereby grants Lender a Lien on and security interest in all such deposits, indebtedness and other property as additional collateral for the payment and performance of the Indebtedness.

4.04       Waiver of Defaults. No Default or Event of Default shall be waived by Lender except in a written instrument specifying the scope and terms of such waiver and signed by an authorized officer of Lender, and such waiver shall be effective only for the specific time(s) and purpose(s) given. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of Lender’s rights. No waiver of any Default or Event of Default shall extend to any other or further Default or Event of Default. No forbearance on the part of Lender in enforcing any of Lender’s rights or remedies under any Loan Document shall constitute a waiver of any of its rights or remedies. Borrower expressly agrees that this Section may not be waived or modified by Lender by course of performance, estoppel or otherwise.

4.05       Application of Proceeds of Collateral. Notwithstanding anything to the contrary set forth in any Loan Document, after an Event of Default, the proceeds of any of the Collateral, together with any offsets, voluntary payments, and any other sums received or collected in respect of the Indebtedness, may be applied towards the Indebtedness in such order and manner as determined by Lender in its sole and absolute discretion.

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ARTICLE V. MISCELLANEOUS

5.01       Notices. Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by fax or other similar means of electronic communication, in each case to the following respective addresses of the applicable Loan Party and Lender on the signature page(s) below. Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a regular business day and the communication is so delivered, faxed or sent prior to 4:30 p.m. (local recipient time) on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following business day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the earlier of actual receipt or the fifth business day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended irregular disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt in writing.

5.02       Governing Law. Each Loan Document shall be deemed to have been delivered in the State of Texas, and shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to its conflicts of laws provisions, and applicable federal law except to the extent that the Uniform Commercial Code or other personal property law or law of another jurisdiction where Collateral is located is applicable, and except to the extent expressed to the contrary in any Loan Document.

5.03       Venue. The Loan Documents are deemed executed in and are performable in Harris County, Texas. Any action or proceeding under or in connection with any of the Loan Documents against any Loan Party ever liable for payment of any sums of money payable under the Note or other Loan Documents may be brought in any state court located in Harris County, Texas, or in the federal court in Harris County, Texas. Borrower for Borrower and for each such other Loan Party hereby irrevocably: (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum.

5.04       Costs and Expenses. The Borrower agrees to pay Lender, on demand, all reasonable costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement, the Note, the Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement and/or under any of the other Loan Documents. Borrower shall pay Lender, on demand, all costs and expenses, including, without limitation, reasonable attorneys’ fees and legal expenses, incurred by Lender in perfecting, revising, protecting or enforcing any of its rights or remedies against any Loan Party or any Collateral, or otherwise incurred by Lender in connection with any Default or Event of Default or the enforcement of the Loan Documents or the Indebtedness. Following Lender’s demand upon Borrower for the payment of any such costs and expenses, and until the same are paid in full, the unpaid amount of such costs and expenses shall constitute Indebtedness and shall bear interest at the highest default rate of interest provided in any Loan Document.

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5.05       Receipt of Payments by Lender. Any payment by Borrower of any of the Indebtedness made by mail will be deemed tendered and received by Lender only upon actual receipt thereof by Lender at the address designated for such payment, whether or not Lender has authorized payment by mail or in any other manner, and such payment shall not be deemed to have been made in a timely manner unless actually received by Lender on or before the date due for such payment, time being of the essence. Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and any failure to pay the entire amount then due shall constitute and continue to be an Event of Default. Borrower waives the right to direct the application of any and all payments received by Lender hereunder at any time or times after the occurrence and during the continuance of any Default. Borrower further agrees that after the occurrence and during the continuance of any Default, Lender shall have the continuing exclusive right to apply and to reapply any and all payments received by Lender at any time or times, whether as voluntary payments, proceeds from any Collateral, offsets, or otherwise, against the Indebtedness in such order and in such manner as Lender may, in its sole discretion, deem advisable, notwithstanding any entry by Lender upon any of its books and records. Borrower hereby expressly agrees that, to the extent that Lender receives any payment or benefit of or otherwise upon any of the Indebtedness, and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, receiver, or any other Person under any bankruptcy act, state or federal law, common law, equitable cause or otherwise, then to the extent of such payment or benefit, the Indebtedness, or part thereof, intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made or received by Lender, and, further, any such repayment by Lender shall be added to and be deemed to be additional Indebtedness.

5.06       Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower, Guarantor and Lender and their respective heirs, administrators, executors, successors and assigns. Upon approval of Lender, the Borrower may assign its rights, duties and obligations hereunder to another entity, provided that Borrower remains liable for all its obligations under this Loan, that the same ownership and guarantor group remains the same, and the assignee(s) agree to assume, jointly and severally with Borrower, all Borrower obligations under this Loan, or as Lender, in its sole discretion, may otherwise may consent to.

5.07       Sale of Loan. Lender may freely assign, whether by sale or transfer, or sell participation interests in, all or any portion of its rights in and to all or any portion of the Indebtedness including the Note and Borrower’s Stock to any a third-party participant under the Note.

5.08       Election of Remedies. Lender shall have all of the rights and remedies granted in the Loan Documents and available at law or in equity and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Borrower, any Guarantor, Grantor, other Loan Party or any collateral property covered under the Loan Documents, at the sole discretion of Lender.

5.09       Indulgence. No delay or failure of Lender in exercising any right, power or privilege hereunder or under any of the Loan Documents shall affect such right, power or privilege. Any single or partial exercise thereof shall not preclude any further exercise thereof.

5.10       Amendment and Waiver. No course of dealings by the Lender, its officers, employees, consultants, or agents in the exercise of any right hereunder, under the Note, or under any other of the Loan Documents shall operate as a waiver thereof. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance(s) and for the specific time(s) and purpose(s) for which given.

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5.11       Severability. In case any one or more of the obligations of any Loan Party under any Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of such Loan Party shall not in any way be affected or impaired thereby, and such invalidity, illegally or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of such Loan Party under any Loan Document in any other jurisdiction.

5.12       WAIVER OF JURY TRIAL. LENDER, GUARANTOR AND EACH BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF EITHER OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER, GUARANTOR OR ANY BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

5.13       Execution of Loan Documents in Counterparts. Each original of the Loan Documents executed in connection with the Loan including the Note may be executed as counterpart originals and may contain multiple original signature pages and/or corresponding acknowledgments, each of which shall be considered as an original, and all of which shall constitute the same agreement or document,

5.14       Document Retention Policy. Each undersigned Loan Party understands and agrees that (i) Lender’s document retention policy may involve the imaging of executed Loan Documents including the Note, as well as other miscellaneous documents, papers, reports and other correspondence, and the destruction of the paper originals, and (ii) each undersigned Loan Party waives any right that any Loan Party may have to claim that the imaged copies of the Note, the other Loan Documents and other miscellaneous documents, papers and other correspondence related thereto are not originals.

5.15       NOTICE UNDER SECTION 26.02 OF THE TEXAS BUSINESS & COMMERCE CODE:

AN AGREEMENT FOR A LOAN IN WHICH THE AMOUNT INVOLVED IN THE LOAN EXCEEDS $50,000.00 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY’S AUTHORIZED REPRESENTATIVE.

THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO SUBSECTION (b) OF SECTION 26.02 OF THE TEXAS BUSINESS & COMMERCE CODE SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN DOCUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN DOCUMENTS.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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5.16       Form and Substance. All documents, certificates, insurance policies, and other items required to be executed and/or delivered to Lender, whether under this Agreement or under any of the other Loan Documents, shall be in form and substance satisfactory to Lender.

5.17       No Third-Party Beneficiary. This Agreement is made for the sole protection and benefit of each Loan Party and Lender and is not intended for the protection or benefit of any other Person, and no other Person shall be deemed to have any privity of contract hereunder nor any right of action of any kind hereon, or be entitled to rely hereon to any extent whatsoever.

5.18       Time of the Essence. Time is of the essence with respect to the dates, terms and provisions of this Agreement, and as to each and every other Loan Document executed in connection herewith.

5.19       Independent Party. It is mutually understood and agreed that Borrower is an independent party in the performance of all activities, functions, duties and obligations pursuant to this Agreement and the other Loan Documents, and that nothing contained in this Agreement or in any of the other Loan Documents is intended or shall be construed in any manner or under any circumstances whatsoever as creating or establishing the relationship of co-partners, a partnership or joint venture, or joint ownership between Lender and Borrower.

5.20       WAIVER OF CONSUMER RIGHTS. BORROWER AND GUARANTOR EACH WAIVE THEIR RESPECTIVE RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OR ATTORNEYS OF BORROWER’S AND GUARANTOR’S OWN RESPECTIVE SELECTIONS, BORROWER AND GUARANTOR EACH VOLUNTARILY CONSENTS TO THIS WAIVER.

ARTICLE VI. DEFINITIONS

6.01       Defined Terms. In addition to terms defined elsewhere in this Agreement, the following terms, as used in this Agreement, shall have the meanings set forth below. The singular number shall be deemed to include the plural, the masculine gender shall include the feminine and neuter genders, and vice versa.

“Collateral” shall mean, as the context dictates, all personal property of each Borrower and Guarantor, including any personal property given, collaterally assigned, pledged or granted or to be given to secure the Indebtedness and all of the respective owner(s) rights, title and interest in and to the same.

“Default” shall mean any condition or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

“GAAP” shall mean generally accepted accounting principles consistently applied.

“Grantor” if applicable, whether one or more, shall mean any Loan Party who shall own an interest in any property that is to be subject to a Lien which secures any of the Indebtedness.

“Guarantor” whether one or more, shall mean, as the context dictates, 5J OIL FIELD SERVICES, LLC and 5J TRUCKING, LLC, and any other person(s) (other than the Borrower) who shall, at any time, guarantee or otherwise be or become obligated for the repayment or the performance of all or any part of the Indebtedness.

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“Indebtedness” shall mean the Note and all loans, advances, indebtedness, obligations and liabilities of any Loan Party to Lender under any Loan Document, together with all other indebtedness, obligations and liabilities whatsoever of Borrower to Lender, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, voluntary or involuntary, known or unknown, or originally payable to Lender or to a third party and subsequently acquired by Lender including, without limitation, any: late charges; loan fees or charges; overdraft indebtedness; costs incurred by Lender in establishing, determining, continuing or defending the validity or priority of any Lien or in pursuing any of its rights or remedies under any Loan Document or in connection with any proceeding involving Lender as a result of any financial accommodation to Borrower. Indebtedness shall also include that one certain Revolving Accounts Receivable Assignment and Term Loan Financing and Security Agreement of Guarantor dated on or about of even date herewith.

“Lien” shall mean any valid and enforceable interest in any property, whether real, personal or mixed, securing an indebtedness, obligation or liability owed to or claimed by any person other than the owner of such property, whether such indebtedness is based on the common law or any statute or contract.

“Loan” shall mean, in general, that portion of the Indebtedness evidenced by the Note and the Loan Documents.

“Loan Documents” shall mean collectively, this Agreement, the Note, and any other documents, instruments or agreements evidencing, governing, securing, guaranteeing or otherwise relating to or executed pursuant to or in connection with any of the Indebtedness or any Loan Document (whether executed and delivered prior to, concurrently with or subsequent to this Agreement), as such documents may have been or may hereafter be amended from time to time,

“Loan Party” shall mean Borrower and each other person who shall be liable for the payment or performance of any of the Indebtedness including any Guarantor, if any, and any Grantor who shall own any property that is subject to a Lien which secures any of the Indebtedness.

“Material Adverse Effect” shall mean any act, event, condition or circumstance which could materially and adversely affect the business, operations, condition (financial or otherwise), performance or assets of any Loan Party, the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or by which it is bound or the enforceability of any Loan Document.

“Note”, shall mean the Promissory Note of even date in the original principal sum of up to ONE MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($1,600,000.00) executed by Borrower and payable to the order of Lender and all modifications, renewals, rearrangements, extensions and increases thereof.

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“Permitted Encumbrances” shall mean: (a) Liens in favor of the Lender; (b) Liens for taxes, assessments or other governmental charges which are not yet due and payable, incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which are being contested in good faith by appropriate proceedings and, if requested by Lender, bonded in an amount and manner satisfactory to Lender; (c) Liens, not delinquent, arising in the ordinary course of business and created by statute in connection with worker’s compensation, unemployment insurance, social security and similar statutory obligations; (d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law Liens securing obligations incurred in good faith in the ordinary course of business without violation of any loan Document that are not yet due and payable; and (e) Liens existing as of the date hereof which have been specifically disclosed in writing to Lender and have been approved by Lender in writing including the UTICA LEASECO, LLC first lien position, and Amerisource Business Capital a second lien position set forth in Annex A hereto (the “Third Lien Collateral”) and the accounts receivables and other intangibles for which Amerisource Business Capital holds a first lien position, and UTICA LEASECO, LLC a second lien position under their respective loan facilities.

“Person” or “person” shall mean any individual, corporation, partnership, joint venture, limited liability company, association, trust, estate, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity

“Required Accounting Method” shall mean, with respect to the financial covenants contained herein, for each Loan Party either GAAP or cash basis accounting principles, consistently applied, as applicable to the Loan Party.

6.02       Accounting Terms. All accounting terms not specifically defined in this Agreement shall be determined and construed in accordance with the Required Accounting Method.

6.03       Use of Terms. As used herein, as applicable, the use of the singular shall include the plural and vice versa, and the use of the masculine, feminine or neuter gender shall include the applicable gender for the Loan Party in question.

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Executed in one or more counterpart originals to be effective as of February 27, 2020 (the “Effective Date”).

BORROWER:

SMG INDUSTRIES, INC.

By:	/s/ Matthew Flemming
Matthew Flemming, Chief Executive Officer
Address:	710 N. Post Oak Road, Suite 315
Houston, Texas 77024

LENDER:

AMERISOURCE LEASING CORPORATION,
a Texas corporation

By:	/s/ Jason Floyd

Name:	Jason FLoyd

Title:	Managing Director

Address:	7220 Langtry Street
Houston, Texas 77040

GUARANTOR:

5J OIL FIELD SERVICES, LLC,
a Texas limited liability company

By:	/s/ Matthew Flemming

Name:	Matthew Flemming

Title:	Manager

Address:	710 N. Post Oak Road, Suite 315
Houston, Texas 77024

5J TRUCKING, LLC,
a Texas limited liability company

By:	/s/ Matthew Flemming

Name:	Matthew Flemming

Title:	Manager

Address:	710 N. Post Oak Road, Suite 315
Houston, Texas 77024

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ANNEX “A”

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ANNEX “B”

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ANNEX “C”

NONE

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